UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2009

ONCOGENEX PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	033-80623	95-4343413
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 217th Place S.E. Bothell, Washington	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 686-1500

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2009, OncoGenex Pharmaceuticals, Inc. (the “Company”) entered into agreements with certain institutional investors relating to a non-brokered registered direct offering of 475,000 shares (the “Shares”) of the Company’s common stock, $0.001 par value, at a purchase price of $20.00 per share. The sale of the Shares is being made pursuant to subscription agreements, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Shares will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission on July 20, 2009, in connection with a shelf takedown from our registration statement on Form S-3 (File no. 333-160251), which became effective on July 17, 2009.

The closing of the transaction is expected to occur on or about July 24, 2009.

The net offering proceeds are expected to be approximately $9.4 million after deducting the estimated offering expenses. The Company’s press release dated July 20, 2009 announcing the agreement to sell the Shares is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Subscription Agreement
99.1	Press release of OncoGenex Pharmaceuticals, Inc. dated July 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ONCOGENEX PHARMACEUTICALS, INC.

Date: July 20, 2009	/s/ Stephen Anderson
Stephen Anderson Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Subscription Agreement
99.1	Press release of OncoGenex Pharmaceuticals, Inc. dated July 20, 2009